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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029, No. 333-29325, No. 333-47320 and No. 333-76954 of
Atrix Laboratories, Inc. on Forms S-8, and No. 333-43191, No. 333-68585, No. 333-55634 and No. 333-74702 of Atrix Laboratories, Inc. on Form S-3, of our report, which includes an explanatory paragraph dated March 11, 2002 (November 5, 2002 as to Note 11), appearing in this Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Denver, Colorado
November 5, 2002